UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Equus Total Return, Inc.

(Name of Registrant as Specified In Its Charter)

J. Philip Ferguson
Lance T. Funston
John D. White
Charles R. Ofner
Dr. Francis D. Tuggle
John P. Wade
Dr. Charles M. Boyd
Jonathan H. Godshall
Paula T. Douglass
Sam P. Douglass
Douglass Trust IV — FBO S. Preston Douglass, Jr.
Douglass Trust IV — FBO Brooke Douglass
Tiel Trust FBO Sam P. Douglass
Tiel Trust FBO Paula T. Douglass

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The Committee To Enhance Equus
May 7, 2010
Dear Equus Stockholder,
The Committee to Enhance Equus is collectively the largest stockholder of Equus. Our stake is aligned with that of all Equus stockholders. With the May 12, 2010 annual meeting of stockholders only days away, the Company continues to avoid the real issue at hand:
THE COMMITTEE BELIEVES CORE CHANGE IS NEEDED ON THE EQUUS BOARD
AND HERE’S WHY:
•	DISMAL PERFORMANCE: While MCCA was the investment adviser to Equus and until we announced our intention to launch this proxy contest, the stock price of Equus declined 65%*. Kenneth Denos, a current Board member and white card nominee, was President and CEO of MCCA. Denos also nominated the four representatives of Versatile Systems to the Board. Stockholders do not need more of the same failed strategies.

•	SEC INVESTIGATION: The SEC is investigating trades in Equus stock by Versatile Systems, which is represented by four white card nominees. We urge stockholders to ask themselves why the Company did not disclose this important information to them?

•	FLAWED PROCESS: A director and former Chairman of the Audit Committee resigned over the “process” by which Versatile Systems’ representatives were nominated.

•	NEGLIGIBLE OWNERSHIP STAKE: The white card slate personally owns only one half of one percent of Equus common stock, and Richard Bergner, the current Chairman of the Board, has never owned a single share of Equus stock.

•	SELECTIVE DISCLOSURES: The Company continues to make selective disclosures, this time regarding the track record of GOLD card nominee, Lance T. Funston. Mr. Funston is a very successful entrepreneur who brought Equus the Mid-Continent deal, realizing over $20 million in profits for Equus. Along with being a large stockholder of Equus, RiskMetrics has recommended that stockholders vote FOR Mr. Funston on the GOLD proxy card.

•	RISKMETRICS RECOMMENDS NO VOTE FOR WHITE CARD: In its May 4th report, RiskMetrics Group noted that four white card nominees are affiliated with a single stockholder, and recommended that Equus stockholders vote on the GOLD proxy card and NOT vote the white card. Equus stockholders are entitled to a diversified board with fresh perspectives. Four nominees representing one stockholder is not CORE change**.
ELECTING THE WHITE CARD NOMINEES, WHICH INCLUDE A MAJORITY OF THE
CURRENT DIRECTORS, IS NOT CORE CHANGE
THE COMMITTEE HAS NOMINATED HIGHLY QUALIFIED AND EXPERIENCED
DIRECTOR CANDIDATES WHOSE INTERESTS ARE CLOSELY ALIGNED WITH THOSE
OF ALL EQUUS STOCKHOLDERS
Vote The Committee’s GOLD Proxy Card Today
The Committee’s director nominees are widely respected, well-connected community and industry leaders, and, if elected, they would bring a desperately needed fresh perspective to Equus and oversee the implementation of disciplined strategies designed to enhance and sustain value for all Equus stockholders.
The Committee believes that a board that has elected six Chairmen and three CEO’s over a five year period needs to be replaced by those who will bring stability and a plan to reverse the course of Equus and put our company back on track to delivering value for all Equus stockholders. The Committee’s nominees, if elected, plan to:

•	Immediately initiate a formal search for and install a CEO — currently a vacant position — with FUND MANAGEMENT EXPERIENCE;

•	Return Equus to a principled investment approach by targeting investments in profitable companies with a history of earnings;

•	Pursue secured mezzanine opportunities for both current income and dividend yields;

•	Reduce expenses;

•	Establish a committee to critically assess past investments; and

•	Restore sound corporate governance practices to the boardroom.
The Committee and its nominees collectively own 11.4% of Equus stock, making us the Company’s largest stockholder. Our interests are closely aligned with those of ALL Equus stockholders. The Committee believes stockholders deserve a Board with integrity and has put forth nine highly qualified, principled nominees.
VOTE NOW FOR DESPERATELY NEEDED CORE CHANGE AT EQUUS
VOTE FOR THE COMMITTEE’S NOMINEES ON THE GOLD PROXY CARD TODAY
We urge you to discard any white proxy cards you receive from the Company and to vote the GOLD proxy card today. You can vote by telephone or internet by following the instructions on the GOLD proxy materials.
If you have any questions, or need assistance voting your GOLD proxy card, please contact MacKenzie Partners, Inc., which is assisting us in this solicitation, at (800) 322-2885 (toll-free) or (212) 929-5500 (call collect) or by email at enhanceequus@mackenziepartners.com.
We encourage you to read our proxy statement and related materials, which are available at no cost at www.ourmaterials.com/enhanceequus.
Sincerely,

THE COMMITTEE TO ENHANCE EQUUS

*	June 1, 2005 through March 26, 2010. Moore, Clayton Capital Advisors, Inc. (MCCA) was investment adviser to Equus from June 2005 until June 2009. The last trading day before members of the Committee announced their intention to launch a proxy contest was March 26, 2010.

**	Permission to refer to the report was neither sought nor obtained.
THE COMMITTEE TO ENHANCE EQUUS HAS FILED A DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE SOLICITATION OF PROXIES FOR USE AT EQUUS TOTAL RETURN, INC.’S ANNUAL MEETING, INCLUDING INFORMATION RELATING TO THE COMMITTEE, OUR NOMINEES AND THE PARTICIPANTS IN THIS SOLICITATION. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY ARE AVAILABLE TO EQUUS STOCKHOLDERS FROM THE PARTICIPANTS AT NO CHARGE AT WWW.OURMATERIALS.COM/ENHANCEEQUUS AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WERE DISSEMINATED TO SECURITY HOLDERS ON OR ABOUT APRIL 15, 2010.
This letter includes forward-looking statements. Except for the historical information contained herein, the matters discussed in this letter are forward-looking statements that involve certain risks and uncertainties such as the Committee’s plans and expectations regarding Board initiatives. These risks and uncertainties include, among other things, market and economic conditions. If any of these risks or uncertainties materializes, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. The Committee disclaims any intention or obligation to update publicly or reverse such statements, whether as a result of new information, future events or otherwise.

If you have any questions, require assistance in voting your shares, or need additional copies of The Committee To Enhance Equus’ proxy materials, please call
MacKenzie Partners at the phone numbers listed below.
105 Madison Avenue
New York, NY 10016
enhanceequus@mackenziepartners.com
(212) 929-5500 (call collect)
Or
TOLL-FREE (800) 322-2885